EXHIBIT 99.1

                          THE PEOPLES HOLDING COMPANY


Contact: Jim Gray                              Stuart Johnson
         Executive Vice President              Executive Vice President & CFO
         (662) 680-1217                        (662) 680-1001
         jimg@thepeopleplace.com               stuartj@thepeopleplace.com




                           THE PEOPLES HOLDING COMPANY
                    DECLARES REGULAR QUARTERLY CASH DIVIDEND


TUPELO, Miss. (February 26, 2003) - E. Robinson McGraw, President and Chief Executive Officer of The Peoples Holding Company (AMEX:PHC), today announced that the Company's Board of Directors has declared a regular quarterly cash dividend of $0.27 per share. The dividend is payable on April 1, 2003, to shareholders of record on March 14, 2003.

ABOUT THE PEOPLES HOLDING COMPANY

The Peoples Holding Company is the parent of Mississippi's fourth largest commercial bank headquartered in the state. Through its wholly owned subsidiary, The Peoples Bank & Trust Company, the Company also is parent of The Peoples Insurance Agency, Inc. The Peoples Bank has assets of approximately $1.3 billion and operates 40 community bank offices in 27 north and north-central Mississippi cities.